Exhibit 10.19.1

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This Third Amendment to Employment Agreement (the “Third Amendment”) is made and entered into as of August 20, 2003 by and between Unified Western Grocers, Inc., a California corporation (the “Company”) and Alfred A. Plamann (the  “Executive”).

WHEREAS, the Company and Executive entered into an Employment Agreement (the “Employment Agreement”), as of February 5, 1996, a copy of which is attached as Exhibit “A”, and further entered into the Amendment to Employment Agreement, as of August, 1999 and Second Amendment to Employment Agreement, as of April, 2001, a copy of which are attached as Exhibit “B”. The Employment Agreement and the amendments are sometimes referred to as the “Amended Employment Agreement”; and

WHEREAS, the Company and Executive desire to amend the terms and conditions of the Amended Employment Agreement, as set forth in this Third Amendment.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, it is agreed as follows:

A. The Amended Employment Agreement is amended as follows:

1. Subsequent 9(j) is amended and restated to read as follows:

“(j) ESPP II. If the Executive incurs a termination of employment with the Company within one year of a Change of Control, as provided for in (vi) of subsection 8(a) above, then the Executive shall be credited with an additional five years of service for purposes of calculating the Executive’s benefits under the Unified Western Grocers, Inc. Executive Salary Protection Plan II (the ‘ESPP II’). The Executive’s benefits under ESPP II shall otherwise be calculated and paid pursuant to the terms of such plan.

(k) Forfeiture. Notwithstanding the foregoing, any right of the Executive to receive the termination payment, additional years of service under the ESPP II, and benefits hereunder shall be forfeited to the extent of any amounts payable after any breach of Section 10 by the Executive.”

B. Except as amended by this Third Amendment, the terms and conditions of the Amended Employment Agreement remain in effect.

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.

Company:		Executive:

UNIFIED WESTERN GROCERS, INC.

By:	/s/ EDMUND KEVIN DAVIS	/s/ ALFRED A. PLAMANN

	Edmund Kevin Davis Chairman, Compensation Committee	Alfred A. Plamann

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